INVESCO STOCK FUNDS, INC.
                            -------------------------

                            CERTIFICATE OF CORRECTION


THIS IS TO CERTIFY THAT:

     FIRST: The title of the document being corrected hereby is Articles Supplementary (the "Articles").

     SECOND: The Articles were filed with the State Department of Assessments and Taxation of Maryland ("SDAT") on November 22, 2000.

     THIRD: The only party to the Articles is INVESCO Stock Funds, Inc., a Maryland corporation, registered as an open-end company under the Investment Company Act of 1940 (the "Corporation").

     FOURTH: The Articles were defectively executed, as the Articles were signed and acknowledged by an officer who is not permitted to do so under the Maryland General Corporation Law.

     FIFTH: The provision of the Articles, which is to be corrected hereby and as previously filed with SDAT, is attached hereto as Exhibit A.

     SIXTH: The corrected provision of the Articles is attached hereto as Exhibit B.

     The undersigned President acknowledges this Certificate of Correction to be the corporate act of the Corporation and further, as to all matters or facts required to be verified under oath, the undersigned President acknowledges, that to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects and that this statement is made under the penalties for perjury.



                           [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to be signed in its name and on its behalf by the officers below on this 25th day of January, 2002.


ATTEST:                             INVESCO STOCK FUNDS, INC.


/s/ Glen A. Payne                       /s/ Raymond R. Cunningham
_________________________           By: _________________________
Glen A. Payne                           Raymond R. Cunningham
Secretary                               Vice President

                                    EXHIBIT A


     The undersigned, Treasurer and Chief Financial & Accounting Officer of the Company, who is executing on behalf of the Company these Articles Supplementary, of which this paragraph is a part, hereby acknowledges, in the name and on behalf of the Company, the foregoing Articles Supplementary to be the corporate act of the Company and further verifies under oath that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, under the penalties of perjury.

                                    EXHIBIT B

     The undersigned President acknowledges these Articles Supplementary to be the corporate act of the Corporation and further, as to all matters or facts required to be verified under oath, the undersigned President acknowledges, that to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects and that this statement is made under the penalties for perjury.